As filed with the Securities and Exchange Commission on August 15, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

WCI Communities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	59-2857021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

24301 Walden Center Drive

Bonita Springs, Florida 34134

(Address, Including Zip Code, of Registrant’s Principal Executive Office)

Amended and Restated 1998 Non-Employee Director Stock Incentive Plan

(Full title of the Plan)

Vivien N. Hastings, Esq.

WCI Communities, Inc.

24301 Walden Center Drive

Bonita Springs, Florida 34134

(239) 498-8213

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Avrohom J. Kess, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share (3)	350,000	$13.73	$4,805,500	$514.19

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Common Stock that may be issued under the Amended and Restated 1998 Non-Employee Director Stock Incentive Plan (the “Amended and Restated 1998 Plan”) to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Common Stock on the New York Stock Exchange on August 14, 2006.
(3)	Includes the Registrant’s Common Stock to be issued pursuant to options or other stock-based awards under the Amended and Restated 1998 Plan.

This Registration Statement relates to an amendment to and restatement of the 1998 Non-Employee Director Stock Incentive Plan, as amended (the “1998 Plan”) of WCI Communities, Inc. (the “Company” or “Registrant”) in order to increase the number of shares of common stock available for issuance thereunder from 215,112 to 565,112 and to make certain other changes. The contents of the registration statement on Form S-8 with respect to the 1998 Plan, Registration No. 333-100333, filed with the Securities and Exchange Commission (the “Commission”) on October 4, 2002, are hereby incorporated by reference pursuant to General Instruction E on Form S-8.

PART I

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

Item

3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act’), are hereby incorporated by reference in this Registration Statement:

(a)	Our Annual Report for the year ended December 31, 2005 as filed on Form 10-K on March 16, 2006 (File No. 001-31255);

(b)	Our Quarterly Reports for the periods ending March 31, 2006 and June 30, 2006 as filed on Form 10-Q on May 10, 2006 and August 9, 2006, respectively (File No. 001-31255);

(c)	Our Current Reports on Forms 8-K and 8-K/A filed January 4, 2006, February 3, 2006, February 8, 2006, April 17, 2006, April 20, 2006, May 22, 2006, June 15, 2006 and June 16, 2006 (two filings); and

(d)	The description of our Common Stock contained in our Registration Statement on Form 8-A12B as filed on February 28, 2002 (File No. 001-31255), as amended by the amendment to the certificate of incorporation as described in the Current Report on Form 8-K filed May 24, 2005.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.	Description of Securities.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

5.	Interests of Named Experts and Counsel.

None.

6.	Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

7.	Exemption from Registration Claimed.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

8.	Exhibits.

The following exhibits are filed as part of this Registration Statement.

4.1	Second Restated Certificate of Incorporation of WCI Communities, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed May 24, 2005 (File No. 001-31255).

4.2	Third Amended and Restated By-Laws of WCI Communities, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed May 24, 2005 (File No. 001-31255).

4.3	Specimen of common stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed September 6, 2001 (File No. 333-69048).

4.4	Amended and Restated 1998 Non-Employee Director Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed May 22, 2006 (File No. 001-31255).

5.1	Opinion of James D. Cullen, Deputy General Counsel of the Company, regarding the legality of the newly issued stock being registered.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of PricewaterhouseCoopers LLP, independent auditors.

23.3	Consent of James D. Cullen, Deputy General Counsel of the Company (included in his opinion filed as Exhibit 5.1 hereto).

24	Power of Attorney (included in Part II of this Registration Statement).

9.	Undertakings.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, WCI Communities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bonita Springs, State of Florida, on the 15th day of August, 2006.

WCI Communities, Inc.

By:	/s/ James P. Dietz
Name: James P. Dietz Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We the undersigned officers and directors of WCI Communities, Inc., hereby severally constitute and appoint James P. Dietz and Vivien N. Hastings, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on August 15, 2006 by or on behalf of the following person in the capacities indicated with the Registrant.

Signature	Title

/s/ Jerry L. Starkey Jerry L. Starkey	President, Chief Executive Officer and Director

/s/ Don E. Ackerman Don E. Ackerman	Chairman of the Board of Directors

/s/ James P. Dietz James P. Dietz	Executive Vice President and Chief Financial Officer

/s/ Scott A. Perry Scott A. Perry	Chief Accounting Officer

/s/ Charles E. Cobb, Jr. Charles E. Cobb, Jr.	Director

/s/ John H. Dasburg John H. Dasburg	Director

/s/ Hilliard M. Eure, III Hilliard M. Eure, III	Director

/s/ F. Philip Handy F. Philip Handy	Director

/s/ Lawrence L. Landry Lawrence L. Landry	Director

/s/ Thomas F. McWilliams Thomas F. McWilliams	Director

/s/ Kathleen M. Shanahan Kathleen M. Shanahan	Director

/s/ Stewart Turley Stewart Turley	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Second Restated Certificate of Incorporation of WCI Communities, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed May 24, 2005 (File No. 001-31255).

4.2	Third Amended and Restated By-Laws of WCI Communities, Inc. (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed May 24, 2005 (File No. 001-31255).

4.3	Specimen of common stock (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1 filed September 6, 2001 (File No. 333-69048).

4.4	Amended and Restated 1998 Non-Employee Director Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed May 22, 2006 (File No. 001-31255).

5.1	Opinion of James D. Cullen, Deputy General Counsel of the Company, regarding the legality of the newly issued stock being registered.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of PricewaterhouseCoopers LLP, independent auditors.

23.3	Consent of James D. Cullen, Deputy General Counsel of the Company (included in his opinion filed as Exhibit 5.1 hereto).

24	Power of Attorney (included in Part II of this Registration Statement).